UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 11, 2003

THE DIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	51-0374887 (I.R.S. Employer Identification No.)

15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	85260-1619 (Zip Code)

Registrant’s Telephone Number, including Area Code (480) 754-3425.

Item 7. Exhibits

(c)	Exhibits

(99)	Press Release of the Company dated March 11, 2003

Item 9. Regulation FD Disclosure.

On March 11, 2003, Dial issued a press release announcing that The Dial Corporation’s CEO and CFO will present at the Merrill Lynch 16th Annual Global Branded Consumer Products Conference. The release also announced that Dial remains comfortable with the Company’s guidance for earnings per share of $0.28 for the first quarter of 2003. A copy of the press release is furnished herewith as Exhibit 99.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
March 11, 2003

/s/ Conrad A. Conrad

Conrad A. Conrad
Executive Vice President and Chief Financial Officer

Exhibit Index

(99)	Press Release of the Company dated March 11, 2003